FOR IMMEDIATE RELEASE
                                                     Contact: Mr. Edward Geletka
                                                               President and CEO
                                                                  (856) 205-0058

                            COLONIAL BANKSHARES, INC.
                      ANNOUNCES FIRST QUARTER 2008 RESULTS

     Vineland,  New  Jersey,  May 1, 2008 - Colonial  Bankshares,  Inc.  (NASDAQ
Global Market: COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced net income of $304 thousand, or $0.07 per basic and diluted share for the three months ended March 31, 2008, compared to $412 thousand, or $0.10 per basic and $0.09 per diluted share, for the three months ended March 31, 2007.

     Interest income increased to $6.5 million for the three months ended March 31, 2008 from $5.2 million for the three months ended March 31, 2007. Interest expense increased to $3.9 million for the three months ended March 31, 2008 from $3.2 million for the three months ended March 31, 2007. Non-interest income was $122 thousand for the three months ended March 31, 2008 compared to $288 thousand for the three months ended March 31, 2007. The decrease was due to an impairment charge of $150 thousand taken on a mutual fund in our available-for-sale investment portfolio. At December 31, 2007, the Company recorded an impairment charge due to the decline in the fair value of the mutual fund and identified the impairment as other than temporary. This additional charge in the first quarter of 2008 resulted from a further decline in the value of the underlying mortgage-related securities held by this fund. In April 2008, the Company reduced its investment in this fund by redeeming $5 million at a pre-tax loss of approximately $56 thousand, which will be recognized in the quarter ending June 30, 2008. Non-interest expense was $2.3 million for the three months ended March 31, 2008 compared to $2.0 million for the three months ended March 31, 2007.

     Total assets at March 31, 2008 were $482.1 million compared to $457.9 at December 31, 2007, an increase of $24.2 million, or 5.3%. Cash and cash equivalents increased to $18.1 million at March 31, 2008 from $16.0 million at December 31, 2007. Investment securities available for sale totaled $168.1 million at March 31, 2008 compared to $163.5 million at December 31, 2007. Investment securities held to maturity totaled $16.9 million at March 31, 2008 compared to $17.2 million at December 31, 2007. Net loans receivable increased to $259.7 million at March 31, 2008 compared to $241.0 million at December 31, 2007, an increase of $18.7 million or 7.8%. Deposits increased to $402.9 million at March 31, 2008 compared to $371.4 million at December 31, 2007, an increase of $31.5 million or 8.5%. Total borrowings decreased to $37.4 million at March 31, 2008 compared to $45.9 million at December 31, 2007. Stockholders' equity increased to $40.2 million at March 31, 2008 from $39.0 million at December 31, 2007.

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its headquarters and main office in Vineland, New Jersey as well as six offices located in Cumberland and Gloucester Counties in Southern New Jersey and its operating subsidiary, CB Delaware Investments, Inc.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)
                                                                          For the Three Months Ended
                                                                                  March 31,
                                                                         -----------------------------
                                                                            2008             2007
                                                                         ------------     ------------
           Interest income                                                    $6,470           $5,228
           Interest expense                                                    3,938            3,159
                                                                         ------------     ------------
           Net interest income                                                 2,532            2,069
           Provision for loan losses                                               -               69
                                                                         ------------     ------------
           Net interest income after provision for loan losses                 2,532            2,000
           Non-interest income                                                   122              288
           Non-interest expense                                                2,281            1,974
                                                                         ------------     ------------
           Income before taxes                                                   373              314
           Income tax expense (benefit)                                           69              (98)
                                                                         ------------     ------------
           Net income                                                           $304             $412
                                                                         ============     ============

           Earnings per share - basic                                          $0.07            $0.10
           Earnings per share - diluted                                        $0.07            $0.09
           Weighted average shares outstanding - basic (1)                 4,301,482        4,289,879
           Weighted average shares outstanding - diluted (2)               4,301,482        4,398,385

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

Performance Ratios (Unaudited)
                                                                      For the Three Months Ended
                                                                              March 31,
                                                                     -----------------------------
                                                                         2008            2007
                                                                     -------------    ------------
           Return on average assets (3)                                     0.26%           0.42%
           Return on average equity (3)                                     3.06%           4.52%
           Net interest margin on average interest-earning assets           2.35%           2.28%

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

Selected Balance Sheet Data (Unaudited)
(Dollars in thousands except per share data)
                                                                             At December 31,
                                                       At March 31, 2008           2007
                                                       ------------------    -----------------
           Assets                                               $482,068             $457,860
           Cash and cash equivalents                              18,106               15,978
           Investment securities                                 184,974              180,762
           Net loans receivable                                  259,693              241,040
           Deposits                                              402,867              371,382
           Federal Home Loan Bank borrowings                      37,448               45,939
           Total stockholders' equity                             40,173               39,028
           Book value per share (4)                                 8.88                 8.63
           Stockholders' equity to total assets                     8.33%                8.52%

-------------------------------------------------------------------------------------------------------------------

Asset Quality (Unaudited)
(Dollars in thousands)
                                                                             At December 31,
                                                       At March 31, 2008           2007
                                                       ------------------    -----------------
           Non-performing assets (5)                              $1,038               $1,166
           Allowance for loan losses                               1,390                1,392
           Non-performing assets to total assets                    0.22%                0.25%
           Allowance for losses to total loans                      0.53%                0.57%

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

(1) Shares outstanding do not include unreleased ESOP shares and treasury shares for the purpose of the weighted average shares outstanding-basic calculation.
(2) Shares outstanding do not include unreleased ESOP shares and treasury shares but does include the common share equivalents for stock options and stock awards for the purpose of the weighted average shares outstanding-diluted calculation, if dilutive.
(3)           Annualized.
(4)           Total stockholders' equity divided by shares issued of 4,521,696.
(5) Non-performing assets include non-accrual loans and real estate owned.